                                                                  EXHIBIT (b)(3)








                     THE SECOND AMENDED AND RESTATED BY-LAWS



                                       OF



               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                           A DELAWARE STATUTORY TRUST



                   AS AMENDED AND RESTATED SEPTEMBER 23, 2003

                                                                  EXHIBIT (b)(3)


                                TABLE OF CONTENTS

INTRODUCTION.....................................................................................................     1

ARTICLE I Offices................................................................................................     1
     Section 1.       Principal Office...........................................................................     1
     Section 2.       Delaware Office............................................................................     1
     Section 3.       Other Offices..............................................................................     1

ARTICLE II Meetings Of Shareholders..............................................................................     1
     Section 1.       Annual Meetings............................................................................     1
     Section 2.       Special Meetings...........................................................................     2
     Section 3.       Business Day...............................................................................     4
     Section 4.       Notice of Meetings of Shareholders.........................................................     4
     Section 5.       Manner of Giving Notice; Affidavit of Notice...............................................     4
     Section 6.       Adjourned Meeting; Notice..................................................................     4
     Section 7.       Voting.....................................................................................     4
     Section 8.       Waiver of Notice; Consent of Absent Shareholders...........................................     5
     Section 9.       Shareholder Action by Written Consent Without a Meeting....................................     5
     Section 10.      Record Date for Shareholder Notice; Voting and Giving Consents.............................     5
     Section 11.      Proxies....................................................................................     6
     Section 12.      Inspectors of Election.....................................................................     7
     Section 13.      Nominations and Proposals by Shareholders..................................................     7

ARTICLE III TRUSTEES.............................................................................................    10
     Section 1.       Powers.....................................................................................    10
     Section 2.       Number of Trustees.........................................................................    10
     Section 3.       Vacancies..................................................................................    10
     Section 4.       Chair......................................................................................    10
     Section 5.       Place of Meetings and Meetings by Telephone................................................    10
     Section 6.       Regular Meetings...........................................................................    10
     Section 7.       Special Meetings...........................................................................    10
     Section 8.       Quorum.....................................................................................    11
     Section 9.       Waiver of Notice...........................................................................    11
     Section 10.      Adjournment................................................................................    11
     Section 11.      Notice of Adjournment......................................................................    11
     Section 12.      Action Without a Meeting...................................................................    11
     Section 13.      Fees and Compensation of Trustees..........................................................    11
     Section 14.      Delegation of Power to Other Trustees......................................................    12

ARTICLE IV COMMITTEES............................................................................................    12
     Section 1.       Committees of Trustees.....................................................................    12
     Section 2.       Meetings and Action of Committees..........................................................    12


                                      (i)

ARTICLE V OFFICERS...............................................................................................    13
     Section 1.       Officers...................................................................................    13
     Section 2.       Election of Officers.......................................................................    13
     Section 3.       Subordinate Officers.......................................................................    13
     Section 4.       Removal and Resignation of Officers........................................................    13
     Section 5.       Vacancies in Offices.......................................................................    13
     Section 6.       President..................................................................................    13
     Section 7.       Vice Presidents............................................................................    13
     Section 8.       Secretary..................................................................................    14
     Section 9.       Assistant Secretary........................................................................    14
     Section 10.      Treasurer..................................................................................    14
     Section 11.      Assistant Treasurer........................................................................    14

ARTICLE VI INSPECTION OF RECORDS AND REPORTS.....................................................................    15
     Section 1.       Inspection by Shareholders.................................................................    15
     Section 2.       Inspection by Trustees.....................................................................    15

ARTICLE VII GENERAL MATTERS......................................................................................    15
     Section 1.       Checks, Drafts, Evidences of Indebtedness..................................................    15
     Section 2.       Contracts and Instruments; How Executed....................................................    15
     Section 3.       Fiscal Year................................................................................    15
     Section 4.       Seal.......................................................................................    15

ARTICLE VIII Statement Creating MONEY MARKET CUMULATIVE Preferred Shares.........................................    16
     Section 1.       Definitions................................................................................    16
     Section 2.       Dividends..................................................................................    28
     Section 3.       Liquidation Rights.........................................................................    32
     Section 4.       Redemption.................................................................................    32
     Section 5.       Voting Rights..............................................................................    34
     Section 6.       1940 Act MMP Asset Coverage................................................................    37
     Section 7.       MMP Basic Maintenance Amount...............................................................    37
     Section 8.       Certain Other Restrictions.................................................................    39
     Section 9.       Notice.....................................................................................    46
     Section 10.      Auction Procedures.........................................................................    46
     Section 11.      Securities Depository; Stock Certificates..................................................    56

ARTICLE IX AMENDMENTS............................................................................................    56
     Section 1.       General....................................................................................    56
     Section 2.       Article VIII...............................................................................    57



                                      (ii)

                     THE SECOND AMENDED AND RESTATED BY-LAWS

                                       of

               LEHMAN BROTHERS/FIRST TRUST INCOME OPPORTUNITY FUND

                           A Delaware Statutory Trust

                                  INTRODUCTION

            A. Agreement and Declaration of Trust. These Second Amended and Restated By-laws ("By-laws") shall be subject to the Amended and Restated Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

            B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

                                    ARTICLE I

                                     OFFICES

            Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

            Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

            Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware where the Trust intends to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

            Section 1. Annual Meetings. Annual meetings of the Shareholders of the Trust or a Series or Class thereof shall be held on such date and at such place within or without the State of Delaware as the Trustees shall designate.

            Section 2. Special Meetings.

                  (a) Special meetings of the Shareholders may be called at any time by the Chair, the President or the Trustees or any other officer designated for such purpose by the Trustees. Subject to subsection (c) of this
Section 2, a special meeting of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                  (b) Any Shareholder of record seeking to have Shareholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Trustees to fix a record date to determine the Shareholders entitled to request a special meeting (the "Requested Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Shareholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such Shareholder (or other agent) and shall set forth all information relating to each such Shareholder that must be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Trustees may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Trustees. If the Trustees, within thirty
(30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the first date on which the Record Date Request Notice is received by the Secretary.

                  (c) In order for any Shareholder to request a special meeting, one or more written requests for a special meeting signed by Shareholders of record (or their duly authorized agents) as of the Requested Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such Shareholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Trust's books, of each Shareholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of the Trust which are owned of record and beneficially by each such Shareholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Requested Record Date. Any requesting Shareholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

                  (d) The Secretary shall inform the requesting Shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Trust's proxy materials). The Secretary shall not be required to call a special meeting upon Shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Section 2, the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                  (e) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be designated by the President, Chair or Trustees, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Shareholders (a "Shareholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Trustees; provided, however, that the date of any Shareholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Trustees fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Trust or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Trustees fail to designate a place for a Shareholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Trust. In fixing a date for any special meeting, the President, Chair or Trustees may consider such factors as he, she, or they deem(s) relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Trustees to call an annual meeting or a special meeting. In the case of any Shareholder Requested Meeting, if the Trustees fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

                  (f) If at any time as a result of written revocations of requests for the special meeting, Shareholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Shareholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

                  (g) The Chair, the President or the Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five (5) Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Trust or any

Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            Section 3. Business Day.

            For purposes of these By-laws, "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

            Section 4. Notice of Meetings of Shareholders. All notices of meetings of Shareholders, except as provided in Section 5 of Article VIII of these By-laws, shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety
(90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. Notice of any Shareholder Requested Meeting, however, shall be provided in a manner and time consistent with Section 2(e) of this Article II.

            Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that Shareholder by first class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

            Section 6. Adjourned Meeting; Notice. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by: (a) the vote of the majority of the Shares represented at that meeting, either in person or by proxy; or (b) in his or her discretion by the chair of the meeting.

            When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

            Section 7. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust of the Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.

            Section 8. Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Attendance by a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

            Section 9. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted, provided, however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Exchange Act or the rules or regulations thereunder. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

            If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II.

            Section 10. Record Date for Shareholder Notice; Voting and Giving Consents.

                  (a)   Except as provided in Section 2 of this Article II and
Section 5 of Article VIII of these By-laws, for purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety
(90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

            If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Trustees has been taken, shall be (A) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (B) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action. Nothing in this Section shall be constituted as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

            Section 11. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

            Section 12. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any person other than a nominee for office to act as inspector of election at the meeting or its adjournments. If no inspector of election is so appointed, the chair of the meeting may appoint an inspector of election at the meeting. There shall be one (1) inspector of election. If the person appointed as inspector fails to appear or fails or refuses to act, the chair of the meeting may appoint another person to fill the vacancy.

            The inspector shall:

                  (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

                  (b)   Receive votes, ballots or consents;

                  (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d)   Count and tabulate all votes or consents;

                  (e)   Determine when the polls shall close;

                  (f)   Determine the result; and

                  (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

            Section 13. Nominations and Proposals by Shareholders.

                  (a)   Annual Meetings of Shareholders.

                        (A) Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (1) pursuant to the Trust's notice of meeting,
(2) by or at the direction of the Trustees or (3) by any Shareholder of the Trust who was a Shareholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13 (a).

                        (B) For nominations for election to the Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (3) of paragraph (a)(A) of this Section 13, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice must be delivered to the Secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above. A Shareholder's notice to be proper must set forth
(i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder (including any anticipated benefit to the Shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

                        (C) Notwithstanding anything in the second sentence of paragraph (a)(B) of this Section 13 to the contrary and except as provided in
Section 5 of Article VIII of these By-laws, in the event that the number of trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

                  (b)   Special Meetings of Shareholders.

            Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Trustees may be made at a special meeting of Shareholders at which trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) provided that the Trustees have determined that trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice containing the information required by paragraph (a)(B) of this Section 13 shall have been delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

                  (c)   General.

            Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as trustee, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or other business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

            For purposes of this Section 13, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of trustees and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust's common shares are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the Commission.

                  (d)   Compliance with State And Federal Law.

            Notwithstanding the foregoing provisions of this Section 13, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                  ARTICLE III

                                    TRUSTEES

            Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

            Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

            Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

            Section 4. Chair. The Trustees shall have the power to appoint from among the members of the Board of Trustees a Chair. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. The Chair shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-laws, consistent with his or her position. The Chair need not be a Shareholder.

            Section 5. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at the Principal Office of the Trust, an office of an investment adviser, if any, or any other place that has been selected by the Trustees. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

            Section 6. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

            Section 7. Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the Chair, the President or the Secretary or any two (2) Trustees.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or, by nationally recognized overnight courier, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least forty eight
(48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustee.

            Section 8. Quorum. Twenty-five percent (25%) of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

            Section 9. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

            Section 10. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

            Section 11. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given.

            Section 12. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

            Section 13. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 13 of Article

III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

            Section 14. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one
(1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

                                   ARTICLE IV

                                   COMMITTEES

            Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

                  (a) the approval of any action which under applicable law requires approval by a majority of the Trustees or certain Trustees;

                  (b)   the filling of vacancies of Trustees;

                  (c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

                  (d) the amendment or termination of the Declaration of Trust or any Series or Class or the amendment of the By-laws or the adoption of new By-laws;

                  (e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

                  (f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

                  (g) the appointment of any other committees of the Trustees or the members of such new committees.

            Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article III of these By-laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-laws.

                                   ARTICLE V

                                    OFFICERS

            Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.

            Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

            Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Trustees may from time to time determine.

            Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by such officer upon whom such power of removal may be conferred by the Trustees. Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

            Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

            Section 6. President. The President shall be the chief operating and chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she or his or her designee, shall preside at all meetings of the Shareholders. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-laws.

            Section 7. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the

President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-laws.

            Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

            The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-laws.

            Section 9. Assistant Secretary. In the absence or disability of the Secretary, the Assistant Secretary shall perform all the duties of the Secretary and when so acting shall have all powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Trustees or the Secretary or by these By-laws.

            Section 10. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

            The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-laws.

            Section 11. Assistant Treasurer. In the absence or disability of the Treasurer, the Assistant Treasurer shall perform all the duties of the Treasurer and when so acting shall have all powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Trustees or the Treasurer or by these By-laws.

                                   ARTICLE VI

                        INSPECTION OF RECORDS AND REPORTS

            Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

            Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII

                                 GENERAL MATTERS

            Section 1. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

            Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            Section 3. Fiscal Year. The fiscal year of each series of the Trust shall be fixed and refixed or changed from time to time by the Trustees.

            Section 4. Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                  ARTICLE VIII

           STATEMENT CREATING MONEY MARKET CUMULATIVE PREFERRED SHARES

            Money Market Cumulative Preferred Shares: 3,750 preferred shares of beneficial interest, no par value per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Money Market Cumulative Preferred Shares." Each share of Money Market Cumulative Preferred Shares (referred to herein as "shares of MMP"), may be issued on a date to be determined by the Board of Trustees or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these By-laws. The shares of MMP shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of shares of MMP shall be identical.

            Section 1. Definitions. (a) Unless the context or use indicates another or different meaning or intent, in Article VIII of these By-laws the following terms have the following meanings, whether used in the singular or plural:

            "AA" Financial Composite Commercial Paper Rate" on any date means
(i) (A) the Interest Equivalent of the 30-day rate (for Dividend Periods of greater than 7 days but fewer than or equal to 31 days), the 60-day rate (for Dividend Periods greater than 31 days but fewer than or equal to 61 days) and the 90-day rate (for Dividend Periods greater than 61 days but fewer than or equal to 91 days) on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another NRSRO, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; and (B) for Dividend Periods greater than 91 days but fewer than 184 days, the rate described in clause (ii) below; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, or with respect to Dividend Periods greater than 91 days but fewer than 184 days, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest one-thousandth (0.001) of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean each of (1) Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated; (2) in lieu of any thereof, its respective affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "Interest Equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth (0.001) of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of such rate, expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

            "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

            "Agent Member" means a member of, or participant in, the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of MMP or on behalf of a Potential Beneficial Owner.

            "Applicable Percentage" has the meaning set forth in Section 10(a)(F) of this Article VIII.

            "Applicable Rate" means the rate per annum at which cash dividends are payable on shares of MMP for any Dividend Period.

            "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

            "Auction" means a periodic operation of the Auction Procedures.

            "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of MMP.

            "Auction Date" has the meaning set forth in Section 10(a)(A) of this
Article VIII.

            "Auction Procedures" means the procedures for conducting Auctions set forth in Section 10 of this Article VIII.

            "Auditor's Confirmation" has the meaning set forth in Section 7(c) of this Article VIII.

            "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

            "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of MMP or a Broker-Dealer that holds shares of MMP for its own account.

            "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer pursuant to Section 10 of this Article VIII, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

            "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 10 of this Article VIII.

            "Closing Transactions" has the meaning set forth in Section 8(a)(A) of this Article VIII.

            "Commercial Paper Dealers" has the meaning set forth in the definition of "'AA' Financial Composite Commercial Paper Rate."

            "Common Shares" means the common shares of beneficial interest, without par value, of the Trust.

            "Cure Date" has the meaning set forth in Section 4(a)(B) of this
Article VIII.

            "Date of Original Issue" means, with respect to any share of MMP, the date on which the Trust first issues such share.

            "Declaration of Trust" means the Amended and Restated Declaration of Trust of the Trust dated June 19, 2003, as from time to time amended and supplemented.

            "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

            "Discount Factor" means a Moody's Discount Factor or an S&P Discount Factor, as applicable.

            "Discounted Value" of any asset of the Trust means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to a Moody's Eligible Asset that is currently callable, the Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to a Moody's Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

            "Dividend Payment Date," with respect to shares of MMP, has the meaning set forth in Section 2(b)(A) of this Article VIII.

            "Dividend Period" means the Initial Dividend Period, any 28-Day Dividend Period and any Special Dividend Period.

            "Eligible Asset" means an S&P Eligible Asset (if S&P is then rating the shares of MMP), a Moody's Eligible Asset (if Moody's is then rating the shares of MMP) and/or any asset included in the calculations used by any Rating Agency then rating the shares of MMP for purposes of determining such Rating Agency's rating on the shares of MMP, as applicable.

            "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of shares of MMP in the Share Books.

            "Extension Period" has the meaning set forth in Section 2(c)(C) of this Article VIII.

            "Fitch Ratings" means Fitch, Inc., doing business as Fitch Ratings, or its successors.

            "Forward Commitment" has the meaning set forth in Section 8(d) of this Article VIII.

            "Holder" means a Person identified as a holder of record of shares of MMP in the Share Register.

            "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act and serving as such for the Trust.

            "Initial Dividend Payment Date" means the initial dividend payment date with respect to the Initial Dividend Period as determined by the Board of Trustees or pursuant to its delegated authority.

            "Initial Dividend Period" has the meaning set forth in Section 2
(c)(A) of this Article VIII.

            "Initial Dividend Rate" means, with respect to shares of MMP, the rate per annum applicable to the Initial Dividend Period for such shares of MMP.

            "Interest Equivalent" has the meaning set forth in the definition of "'AA' Financial Composite Commercial Paper Rate."

            "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

            "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

            "Mandatory Redemption Price" means $25,000 per share of MMP plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption.

            "Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Service. The Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked prices or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two bid quotations obtained by the Trust from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. If two bid quotations are not readily available for any securities, such securities shall be valued in good faith at fair value pursuant to procedures approved by the Board of Trustees. Futures contracts and options are valued at the closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value in good faith pursuant to procedures approved by the Board of Trustees. All other assets will be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

            "Maximum Applicable Rate," with respect to shares of MMP, has the meaning set forth in Section 10(a)(F) of this Article VIII.

            "MMP Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of shares of MMP Outstanding on such date multiplied by $25,000, plus any redemption premium applicable to shares of MMP then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of MMP Outstanding that follow such Valuation Date; (C) the aggregate amount of dividends that would accumulate on shares of MMP Outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 28-Day Dividend Period to commence on such Dividend Payment Date, multiplied by the Volatility Factor (except that (1) if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate and (2) for those days during the period described in this clause (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect, the dividend for purposes of calculation would accumulate at such Applicable Rate in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of any indebtedness or obligations of the Trust senior in right of payment to the shares of MMP; and
(F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, any payables for securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less
(ii) the value (i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1 or P-1 by Moody's, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through
(i)(E).

            "MMP Basic Maintenance Cure Date," with respect to the failure by the Trust to satisfy the MMP Basic Maintenance Amount (as required by Section 7(a) of this Article VIII) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

            "MMP Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), the MMP Basic Maintenance Amount and the net asset value and market trading price per share of Common Stock.

            "Moody's" means Moody's Investors Service, Inc. or its successors.

            "Moody's Discount Factor" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "Moody's Eligible Assets" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "Moody's Exposure Period" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "Moody's Hedging Transactions" has the meaning set forth in Section 8(a) of this Article VIII.

            "Moody's Loan Category" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "Municipal Index" means the Bond Buyer Municipal Bond Index.

            "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, each as amended from time to time.

            "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act MMP Asset Coverage (as required by these By-laws) as of the last Business Day of each month, means the last Business Day of the following month.

            "1940 Act MMP Asset Coverage" means asset coverage, as defined in
Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including shares of MMP (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its common shares).

            "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

            "Non-Payment Period" means a period commencing on and including a Dividend Payment Date or redemption date for which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding such Dividend Payment Date, for payment (to the extent permitted by Section 2(c)(A) of this Article VIII) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of MMP payable on such Dividend Payment Date, provided, however, that if the Trust is not able to make such declaration in compliance with the foregoing because an unforeseen event or unforeseen events causes or cause a day that otherwise would have been a Business Day not to be a Business Day, then the Trust may make such declaration on the Business Day immediately preceding the Dividend Payment Date, if possible, or, if not possible, on the Dividend Payment Date, and in such case the Trust shall not be deemed to have failed to declare a dividend otherwise required to be declared, or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any such redemption date for any shares of MMP called for redemption, the Mandatory Redemption Price per share of such shares of MMP or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period for shares of MMP shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by Section 2(c)(A) of this Article VIII, shall not constitute a "Non-Payment Period."

            "Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate, provided that the Board of Trustees shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees determines and each of S&P and Moody's (and any Substitute Rating Agency in lieu of S&P or Moody's in the event S&P or Moody's shall not rate the shares of MMP) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the shares of MMP.

            "Normal Dividend Payment Date" has the meaning set forth in Section 2(b)(A) of this Article VIII.

            "Notice of Redemption" means any notice with respect to the redemption of shares of MMP pursuant to Section 4 of this Article VIII.

            "Notice of Revocation" has the meaning set forth in Section 2(c)(C) of this Article VIII.

            "Notice of Special Dividend Period" has the meaning set forth in
Section 2(c)(C) of this Article VIII.

            "NRSRO" means a nationally recognized statistical rating organization.

            "Optional Redemption Price" means $25,000 per share of MMP plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

            "Outstanding" means, as of any date (i) with respect to shares of MMP, shares of MMP theretofore issued by the Trust except, without duplication,
(A) any shares of MMP theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 4(c) this Article VIII and (B) any shares of MMP as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that shares of MMP held by an Affiliate shall be deemed outstanding for purposes of calculating the MMP Basic Maintenance Amount and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for shares of MMP as set forth in clause (i).

            "Parity Shares" means the shares of MMP and other outstanding preferred shares of beneficial interest of the Trust the holders of which, together with the Holders, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

            "Performing" means with respect to the issuer of any asset that is a Bank Loan or other debt, the issuer of such investment is not in default of any payment obligations in respect thereof.

            "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

            "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of MMP but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of MMP.

            "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring shares of MMP (or, in the case of an Existing Holder, additional shares of MMP).

            "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

            "Pricing Service" means any pricing service designated by the Board of Trustees and approved by S&P, Moody's or any Substitute Rating Agency, as applicable, for purposes of determining whether the Trust has Eligible Assets with an aggregate Discounted Value that equals or exceeds the MMP Basic Maintenance Amount.

            "Quarterly Valuation Date" means the last Business Day of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing December 31, 2003.

            "Rating Agency" means Moody's or S&P, as long as such rating agency is then rating the shares of MMP, and any Substitute Rating Agency.

            "Reference Rate" means the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

            "REITs" means real estate investment trusts.

            "Request for Special Dividend Period" has the meaning set forth in
Section 2(c)(C) of this Article VIII.

            "Response" has the meaning set forth in Section 2(c)(C) of this
Article VIII.

            "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.


            "S&P Discount Factor" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "S&P" Eligible Assets" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.


            "S&P Exposure Period" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "S&P Hedging Transactions" has the meaning set forth in Section 8(f) of this Article VIII.

            "S&P Loan Category" has the meaning specified under "Glossary" in the Trust's final prospectus for shares of MMP.

            "Securities Act" means the Securities Act of 1933, and the rules and regulations thereunder, each as amended from time to time.

            "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the shares of MMP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of MMP.

            "Senior Loans" has the meaning set forth under the definition of "Moody's Discount Factor."

            "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the shares of MMP.

            "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the shares of MMP.

            "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than twenty-eight) up to 364.

            "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

                  (i) commercial paper rated either F1 by Fitch Ratings or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1+ by Fitch Ratings or A-1+ by S&P if such commercial paper matures in over 30 days;

                  (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

                  (iii) overnight funds;

                  (iv)  U.S. Government Securities; and

                  (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F1+ from Fitch Ratings or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch Ratings or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch Ratings and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch Ratings or A-1 by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

            "Special Dividend Period" means a Short Term Dividend Period or a Long Term Dividend Period.

            "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of, (i) a period (a "Non-Call Period") determined by the Board of Trustees, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of MMP subject to such Special Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of MMP subject to such Special Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption, plus a premium expressed as a percentage or percentages of $25,000, as determined by the Board of Trustees after consultation with the Auction Agent and the Broker-Dealers.

            "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

            "Subsequent Dividend Period" has the meaning set forth in Section 2(c)(A) of this Article VIII.

            "Substitute Rating Agency" means an NRSRO selected by Lehman Brothers Inc. or its affiliates and successors, after consultation with the Trust, to act as the substitute Rating Agency to determine the credit ratings of the shares of MMP.

            "Sufficient Clearing Bids" has the meaning set forth in Section 10(d)(A) of this Article VIII.

            "Treasury Bill" means a direct obligation of the U.S. Government having a maturity at the time of issuance of 180 days or less.

            "Treasury Bonds" means United States Treasury Bonds or Notes.

            "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government securities selected by the Trust.

            "28-Day Dividend Period" means a Subsequent Dividend Period that (a) consists of twenty-eight days or (b) would consist of twenty-eight days but for the fact that the Dividend Payment Date which immediately follows, or the Dividend Payment Date which falls within, such Subsequent Dividend Period is not a Business Day.

            "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

            "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

            "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

            "Valuation Date" means, for purposes of determining whether the Trust is maintaining the MMP Basic Maintenance Amount, the last Business Day of each week, or such other date as the Trust and the Rating Agencies may agree, commencing with the Date of Original Issue.

            "Volatility Factor" means 2.28.

            "Voting Period" has the meaning set forth in Section 5(b) of this
Article VIII.

                  (b) The foregoing definitions of Auditor's Confirmation, Closing Transactions, Deposit Securities, Discounted Value, S&P Discount Factor, S&P Eligible Assets, S&P Exposure Period, S&P Hedging Transactions, Forward Commitment, Independent Accountant, Market Value, Maximum Applicable Rate, Moody's Advance Rate, Moody's Discount Factor, Moody's Eligible Assets, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Loan Category, 1940 Act Cure Date, 1940 Act MMP Asset Coverage, MMP Basic Maintenance Amount, MMP Basic Maintenance Cure Date, MMP Basic Maintenance Report, Short Term Money Market Instruments, Treasury Bonds, Valuation Date and Volatility Factor (and any terms defined within such definitions) have been determined by the Board of Trustees in order to obtain a rating of

      "AAA" from S&P and a rating of "Aaa" from Moody's on the shares of MMP on their Date of Original Issue; and the Board of Trustees shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions (and any terms defined within such definitions) and the restrictions and guidelines set forth thereunder if S&P, Moody's or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the shares of MMP.

            Section 2. Dividends. (a) The Holders of shares of MMP shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate and no more, payable on the respective dates set forth below. Dividends on shares of MMP so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

                  (b)   (A)   Cash dividends on shares of MMP shall accumulate
from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date, dividends on shares of MMP will be payable, at the option of the Trust, either
(i) with respect to any 28-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or
(ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. The Board of Trustees before authorizing a dividend may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of MMP set forth in the Declaration of Trust or the By-laws. The Initial Dividend Period, 28-Day Dividend Periods and Special Dividend Periods with respect to shares of MMP are hereinafter sometimes referred to as "Dividend Periods." Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

                        (B) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees.

                  (c)   (A)   During the period from and including the Date of
Original Issue to but excluding the Initial Dividend Payment Date for shares of MMP (the "Initial

Dividend Period"), the Applicable Rate for shares of MMP shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that the Auction Agent advises has resulted on the Business Day preceding the first day of such Dividend Period due to the implementation of the Auction Procedures.

            The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of and during, but not after the end of, a Non-Payment Period shall be a 28-Day Dividend Period. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of MMP on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of MMP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of MMP not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period (excluding any days that would have been Business Days but for the occurrence of any unforeseen event or unforeseen events that caused such days not to be Business Days) divided by 365, and in such case such period shall not constitute a Non-Payment Period; provided, however, that the Trust shall not be required to pay any late charge if it declares a dividend on the Dividend Payment Date or the Business Day immediately preceding such Dividend Payment Date in accordance with clause (i) of the definition of "Non-Payment Period" and deposits payment for such dividend as contemplated by clause (ii)(A) of the definition of "Non-Payment Period" on or before the second Business Day succeeding the day on which the dividend was declared. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any shares of MMP on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

                        (B) The amount of cash dividends per share of MMP payable (if declared) on the Initial Dividend Payment Date, each Dividend Payment Date of any 28-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of MMP payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

                        (C) The Trust, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, may request that the next succeeding Dividend Period for shares of MMP be a number of days (other than twenty-eight), up to 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period for a Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for shares of MMP and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for shares of MMP. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine the Optional Redemption Price of the shares of MMP during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the shares of MMP, (4) industry and financial conditions which may affect the shares of MMP, (5) the investment objectives of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the shares of MMP would remain or become beneficial holders. After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust, by no later than the second Business Day prior to such Auction Date, may give a notice (a "Notice of Special Dividend Period") to the Auction

Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to S&P, Moody's and any Substitute Rating Agency. Until the Fund gives a Request for a Special Dividend Period and related Notice of Special Dividend Period, only 28-Day Dividend Periods will be applicable to the shares of MMP. The Trust shall not give a Notice of Special Dividend Period and, if such Notice of Special Dividend Period has been given, the Trust shall give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act MMP Asset Coverage is not satisfied or the Trust shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the MMP Basic Maintenance Amount, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the shares of MMP with an equal dividend period) or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the [Auction Agent] by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Revocation to S&P, Moody's and any Substitute Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period, the next succeeding Dividend Period will be a 28-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, such next succeeding Dividend Period will be a 28-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the shares of MMP (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 28-Day Dividend Period. If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been a Dividend Payment Date or an Auction Date not to be a Business Day, then the length of the Dividend Period relating to such Dividend Payment Date shall be extended by twenty-eight days (or a multiple thereof if necessary because of such unforeseen event or events) (an "Extension Period"), the Applicable Rate for such Extension Period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day next succeeding the end of such Extension Period.

                  (d)   (A)   Holders shall not be entitled to any dividends,
whether payable in cash, property or shares of MMP, in excess of full cumulative dividends as herein provided. Except for the late charge payable pursuant to
Section 2(c)(A) this Article VIII, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of MMP that may be in arrears.

                        (B) For so long as any share of MMP is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the shares of MMP as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the shares of MMP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of MMP as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the Preferred Shares as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall have S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount and the Trust shall maintain the 1940 Act MMP Asset Coverage, (B) full cumulative dividends on shares of MMP due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and
(C) the Trust has redeemed the full number of shares of MMP required to be redeemed by any provision for mandatory redemption contained herein.

                  (e)   Each dividend shall consist of cash at the Applicable
Rate.

                  (f)   No fractional shares of MMP shall be issued.

                  (g) Solely for purposes of the proviso in clause (i) under the definition of "Non-Payment Period," the second parenthetical in the second sentence of the second paragraph of Section 2(c)(A) of this Article VIII and the last sentence of Section 2(c)(C) of this Article VIII, any day on which banks in New York City generally are closed, for any reason, while the New York Stock Exchange remains open for trading and any day which otherwise would be a Business Day as defined in these By-laws on which the Auction Agent is closed for business, for any reason, shall be considered a day which is not a Business Day.

            Section 3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the shares of MMP, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the shares of MMP and any other Outstanding class or series of preferred shares of beneficial interest of the Trust ranking on a parity with the shares of MMP as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust. A consolidation, merger or statutory share exchange of the Trust with or into any other Trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

            Section 4. Redemption. (a) Shares of MMP shall be redeemable by the Trust as provided below:

                        (A) To the extent permitted under the 1940 Act and Delaware law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of MMP, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no shares of MMP may be redeemed at the option of the Trust during (A) the Initial Dividend Period or
(B) a Non-Call Period to which such share is subject.

                        (B) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, some or all of the shares of MMP to the extent permitted under the 1940 Act and Delaware law, on a date fixed by the Board of Trustees, if the Trust fails to maintain Eligible Assets each with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount as provided in Section 7(a) or to satisfy the 1940 Act MMP Asset Coverage as provided in Section 6 and such failure is not cured on or before the MMP Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of shares of MMP to be redeemed shall be equal to the lesser of (i) the minimum number of shares of MMP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, would result in the Trust having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount or satisfaction of the 1940 Act MMP Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of MMP and other preferred shares of beneficial interest of the Trust the redemption of which would have such result, all shares of MMP and other preferred shares of beneficial interest of the Trust then Outstanding shall be redeemed), and (ii) the maximum number of shares of MMP, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of MMP required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in the Trust having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount or satisfaction of the 1940 Act MMP Asset Coverage, as the case may be, pro rata among shares of MMP and other preferred shares of beneficial interest of the Trust subject to redemption pursuant to provisions similar to those contained in this Section 4(a)(B); provided that shares of MMP which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days remaining in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days remaining in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 10 Business Days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of MMP and other preferred shares of beneficial interest of the Trust which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 10 Business Days after such Cure Date, the Trust shall redeem those shares of MMP which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

                  (b) Notwithstanding any other provision of this Section 4, no shares of MMP may be redeemed pursuant to Section 4(a)(A) of this Article VIII unless (i) all dividends in arrears on all remaining outstanding Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment, and (ii) redemption thereof would result in the Trust's failure to maintain S&P Eligible Assets or Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount. In the event that less than all the outstanding shares of MMP are to be redeemed and there is more than one Holder, the shares of MMP to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable and the results thereof will be communicated to the Auction Agent.

                  (c) Whenever shares of MMP are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder to be redeemed and to the Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of MMP to be redeemed,
(iv) the place or places where shares of MMP are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these By-laws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

            If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value equal to the redemption payment for the shares of MMP as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights (including without limitation voting rights) of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof, but without interest), and such shares shall no longer be deemed Outstanding. The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

            Section 5. Voting Rights. (a) General. Except as otherwise provided in the Declaration of Trust or By-laws or as otherwise required by applicable law, each Holder shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of Outstanding preferred shares of beneficial interest of the Trust, including shares of MMP, and of Common Shares shall vote together as a single class; provided that, at any meeting of the shareholders of the Trust held for the election of trustees, the holders of Outstanding preferred shares of beneficial interest of the Trust, including shares of MMP, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust. Subject to subsection (b) of this Section 5, the holders of shares of beneficial interest of the Trust, including the holders of preferred shares of beneficial interest of the Trust, including shares of MMP, voting as a single class, shall elect the balance of the trustees.

                  (b) Right to Elect Majority of Board of Trustees. Except as otherwise required by law, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of preferred shares of beneficial interest of the Trust, would constitute a majority of the Board of Trustees as so increased by such smallest number; and at a special meeting of the Shareholders which shall be called and held as soon as practicable, and at all subsequent special meetings at which trustees are to be elected until all dividends have been paid or otherwise provided for, the holders of preferred shares of beneficial interest of the Trust, including shares of MMP, shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.

            A Voting Period shall commence:

                        (A) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of MMP equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

                        (B) if at any time holders of any preferred shares of beneficial interest of the Trust, including the holders of shares of MMP, are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

            Upon the termination of a Voting Period, the voting rights described in this Section 5(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in this Section 5(b).

                  (c) Right to Vote with Respect to Certain Other Matters. So long as any shares of MMP are outstanding, the Trust shall not, without the affirmative vote of the holders of a majority of the shares of MMP and any other preferred shares of beneficial interest of the Trust Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the shares of MMP or any other series of preferred shares of beneficial interest of the Trust with respect to payment of dividends or the distribution of assets on dissolution, liquidation or winding up; provided, however, that no vote is required to authorize the issuance of another series of shares of MMP or another class of preferred shares of beneficial interest of the Trust that is substantially identical in all respects to the shares of MMP, or (ii) amend, alter or repeal the provisions of the Declaration of Trust or By-laws, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust or By-laws of holders of shares of MMP or any other preferred shares of beneficial interest of the Trust. To the extent permitted under the 1940 Act, in the event shares of more than one series of shares of MMP are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust or By-laws of a Holder of a series of shares of MMP differently than those of a Holder of any other series of shares of MMP without the affirmative vote of the holders of at least a majority of the shares of MMP of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). Unless a higher percentage is provided for under the Declaration of Trust or these By-laws, the affirmative vote of the holders of a majority of the outstanding preferred shares of beneficial interest of the Trust, including shares of MMP, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. To the extent permitted under the 1940 Act, in the event shares of more than one series of shares of MMP are outstanding, with respect to any action requiring Shareholder approval pursuant to the operation of Section 2 or
Section 3 of Article V of the Declaration of Trust, the affirmative vote of at least seventy-five percent of the shares of MMP of each series Outstanding at such time (each such series voting separately as a class) shall also be required. The class (and, where applicable, series) vote of holders of preferred shares of beneficial interest of the Trust, including shares of MMP, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares of beneficial interest of the Trust, including shares of MMP, voting together as a single class necessary to authorize the action in question.

                  (d)   Voting Procedures.

                        (A) As soon as practicable after the accrual of any right of the holders of preferred shares of beneficial interest of the Trust to elect additional trustees as described in Section 5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent and any other registrar for preferred shares of beneficial interest of the Trust other than shares of MMP to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent and any other applicable registrar, or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in
Section 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

                        (B) Except as otherwise required by applicable law, for purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these By-laws, by the other provisions of the Declaration of Trust, by statute or otherwise, a share of shares of MMP which is not Outstanding shall not be counted.

                        (C) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares of beneficial interest of the Trust to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of preferred shares of beneficial interest of the Trust and the remaining incumbent trustees elected by the holders of the Common Shares and preferred shares of beneficial interest of the Trust, shall constitute the duly elected trustees of the Trust.

                        (D) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other preferred shares of beneficial interest of the Trust pursuant to Section 5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 5(b) above shall cease, subject to the provisions of the last sentence of Section 5(b).

                        (E) The voting rights set forth in Section 5(c) above shall not apply to the shares of MMP, if, at or prior to the time such vote otherwise would be effected, such shares will have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                  (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any rights or preferences other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the shares of MMP, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 5.

            Section 6. 1940 Act MMP Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any shares of MMP are outstanding, the 1940 Act MMP Asset Coverage.

            Section 7. MMP Basic Maintenance Amount. (a) So long as any shares of MMP are outstanding and any Rating Agency so requires, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, S&P Eligible Assets and Moody's Eligible Assets each having an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Trust will use its best efforts to alter the composition of its portfolio to retain a Discounted Value of both S&P Eligible Assets and Moody's Eligible Assets at least equal to the MMP Basic Maintenance Amount on or prior to the MMP Basic Maintenance Cure Date. The Trust also shall provide S&P and Moody's with an annual audited financial statement (which shall include a MMP Basic Maintenance Report) as of the Trust's fiscal year-end.

                  (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy the MMP Basic Maintenance Amount, the Trust shall complete and deliver to S&P, Moody's and any other Rating Agency then rating the shares of MMP the Discounted Value of whose Eligible Assets fails to satisfy the MMP Basic Maintenance Amount, as applicable, a complete MMP Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to such recipient if the recipient receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the recipient for delivery on the next Business Day the complete MMP Basic Maintenance Report. The Trust will deliver a MMP Basic Maintenance Report to each applicable Rating Agency on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Eligible Assets of each applicable Rating Agency with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount or on which the Trust fails to maintain Eligible Assets of each applicable Rating Agency with an aggregate Discounted Value which exceeds the MMP Basic Maintenance Amount by 5% or more. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver a MMP Basic Maintenance Report to S&P and Moody's. The Trust shall also provide S&P or Moody's with a MMP Basic Maintenance Report when specifically requested by S&P or Moody's, respectively. The Trust will also deliver an MMP Basic Maintenance Report to S&P as of the last Valuation Date of each month and as of the date of the Trust's fiscal year end on or before the third Business Day after such date. A failure by the Trust to deliver an MMP Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an MMP Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets of the Trust is less than the MMP Basic Maintenance Amount, as of the relevant Valuation Date.

                  (c) Within ten Business Days after the date of delivery of a MMP Basic Maintenance Report in accordance with Section 7(b) above relating to the Trust's fiscal year end, the Independent Accountant will confirm in writing to S&P and Moody's, (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Trust correctly determined the assets of the Trust which constitute S&P Eligible Assets and Moody's Eligible Assets as of the Trust's fiscal year end in accordance with these By-laws, (iii) that, in such Report, the Trust determined whether the Trust had, as of the Trust's fiscal year end, S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the MMP Basic Maintenance Amount, (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Fitch Ratings' ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that such information has been verified by Fitch Ratings (in the event such information is not verified by Fitch Ratings, the Independent Accountant will inquire of Fitch Ratings what such information is, and provide a listing in its letter of any differences), (vi) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences) and (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Trust and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Auditor's Confirmation").

                  (d) Within ten Business Days after the date of delivery to any applicable Rating Agency of a MMP Basic Maintenance Report in accordance with Section 7(b) above relating to any Valuation Date on which the Trust failed to maintain Eligible Assets of such applicable Rating Agency with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount, and relating to the MMP Basic Maintenance Cure Date with respect to such failure, the Trust shall cause the Independent Accountant to provide to the Auction Agent and each applicable Rating Agency an Auditor's Confirmation as to such MMP Basic Maintenance Report.

                  (e) If any Auditor's Confirmation delivered pursuant to subparagraph (c) or (d) of this Section 7 shows that an error was made in the MMP Basic Maintenance Report for a particular Valuation Date for which such Auditor's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the MMP Basic Maintenance Report to each applicable Rating Agency promptly following receipt by the Trust of such Auditor's Confirmation.

                  (f) Within five Business Day after the Date of Original Issue of the shares of MMP, the Trust will complete and deliver to Moody's and S&P a MMP Basic Maintenance Report as of the close of business on such Date of Original Issue. Also, on or before 5:00 p.m., New York City time, on the first Business Day after Common Shares are repurchased by the Trust, the Trust will complete and deliver to S&P and Moody's a MMP Basic Maintenance Report as of the close of business on such date that Common Shares are repurchased.

            Section 8. Certain Other Restrictions. (a) For so long as any shares of MMP are rated by Moody's, the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of MMP by Moody's, except that the Trust may (i) purchase or sell exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds (collectively, "Moody's Hedging Transactions") and (ii) enter into swaps for hedging and risk management purposes, subject to the following limitations:

                        (A) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

                              (1)   outstanding financial futures contracts
based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

                              (2)   outstanding financial futures contracts
based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

                        (B) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

                              (1)   outstanding financial futures contracts
based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P and Fitch Ratings, rated AA by S&P and Fitch Ratings); or

                              (2)   outstanding financial futures contracts
based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P and Fitch Ratings, rated BBB or A by S&P and Fitch Ratings)

(for purposes of the foregoing clauses (1) and (2), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust);

                        (C) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

                        (D) the Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

                        (E) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

                        (F) the Trust (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objectives and policies, in a security that is not an option or futures transaction, and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase;

                        (G) while the Trust may use options and futures transactions for hedging and risk management purposes, it will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount; and

                        (H) the Trust may use swaps for hedging and risk management purposes subject to (i) prior notification of Moody's of such transaction and (ii) the following provisions:

                              (1)   Only the cumulative unsettled profit and
loss from a total return swap transaction will be calculated when determining the MMP Basic Maintenance Amount. If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the MMP Basic Maintenance Amount.

                                    In addition, for swaps other than total
return swaps, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the liquidation preference of the outstanding shares of MMP. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least an S&P rating of A- or Moody's rating of A3.

                              (2)   (a)   The underlying securities subject to a
credit default swap sold by the Trust will be subject to the applicable Moody's Discount Factor (for Corporate Debt Securities) for each security subject to the swap;

                                    (b)   If the Trust purchases a credit
default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor (for Corporate Debt Securities) assessed based on the counterparty rating; and

                                    (c)   The Trust will not include a credit
default swap as a Moody's Eligible Asset purchased by the Trust without the Trust holding the underlying security or when the Trust buys a credit default swap for a basket of securities without holding all the securities in the basket.

                  (b) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the MMP Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

                        (A) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

                        (B) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

                        (C) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

                        (D)   futures contracts shall be valued at the lesser of
(A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

                        (E) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

                  (c) For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the MMP Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust to the extent the relevant asset is a Moody's Eligible Asset:

                        (A) 10% of the exercise price of a written call option;

                        (B)   the exercise price of any written put option;

                           (C)      where the Trust is the seller under a
financial futures contract, 10% of the settlement price of the financial futures contract;

                           (D)      where the Trust is the purchaser under a
financial futures contract, any amounts payable by the Trust under such financial futures contract;

                           (E)      the settlement price of the underlying
financial futures contract if the Trust writes put options on a financial futures contract; and

                           (F)      105% of the Market Value of the underlying
financial futures contract if the Trust writes call options on a financial futures contract and does not own the underlying contract.

                  (d) For so long as any shares of MMP are rated by Moody's, the Trust will not enter into any "Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute S&P Hedging Transactions or Moody's Hedging Transactions, as applicable), except that the Trust may enter into Forward Commitments subject to the following limitations:

                        (i) for each Forward Commitment, the Trust will maintain with its custodian (A) cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-l or VMIG-1 by Moody's or A-1 by S&P and maturing in one year or less with a fair market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle at a future date, or (B) long-term, fixed-income securities with a then current market value that equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date, or (C) a combination of assets described in (A) and (B) above that in the aggregate equals or exceeds the amount by which the Trust's obligations under any Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date; and (ii) the Trust will not enter into a Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount.

         For purposes of determining whether the Trust has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the MMP Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Forward Commitments shall be zero.

                  (e) For so long as any shares of MMP are Outstanding and S&P or Moody's or both is rating such shares, the Trust, unless it has received written confirmation from S&P or Moody's or both, as applicable, that such action would not impair the rating then assigned to the shares of MMP by S&P or Moody's or both, as applicable, will not:

                           (A)      borrow money except for the purpose of
clearing transactions in portfolio securities (which borrowings under any circumstances shall be limited to an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of S&P Eligible Assets or Moody's Eligible Assets, as applicable, to be less than the MMP Basic Maintenance Amount);

                           (B)      engage in short sales of securities;

                           (C)      lend any securities;

                           (D)      issue any class or series of shares of
beneficial interest ranking prior to or on a parity with the shares of MMP with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust;

                           (E)      merge or consolidate into or with any other
corporation or entity;

                           (F)      change any Pricing Service of the Trust
(currently [ ]); and

                           (G)      enter into reverse repurchase agreements.

                  (f) For so long as any shares of MMP are rated by S&P, the Trust will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of MMP by S&P except that the Trust may purchase or sell futures contracts based on the Municipal Index or Treasury Bonds, write, purchase or sell put and call options on such contracts, purchase interest rate locks, interest rate caps, interest rate floors, interest rate collars, and enter into interest rate swaps (collectively, "S&P Hedging Transactions"), subject to the following limitations:

                           (A)      the Trust will not engage in any S&P Hedging
Transaction based on the Municipal Index (other than Closing Transactions), which would cause the Trust at the time of such transaction to own or have sold the least of (1) more than 1,000 outstanding futures contracts based on the Municipal Index, (2) outstanding futures contracts based on the Municipal Index exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $1,000 or (3) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                           (B)      the Trust will not engage in any S&P Hedging
Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (2) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                           (C)      the Trust will engage in Closing
Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event
(1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the MMP Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay variation margin on the second such Valuation Date;

                           (D)      the Trust will engage in a Closing
Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

                           (E)      when the Trust writes a futures contract or
option thereon, it will either maintain an amount of cash, cash equivalents or high grade (rated A or better by S&P), fixed-income securities in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of initial margin and variation margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

                  (g) For purposes of determining whether the Trust has S&P Eligible Assets with a Discounted Value that equals or exceeds the MMP Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of initial margin or variation margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to
(A) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Trust plus (B) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Trust.

                  (h)      For so long as any shares of MMP are rated by S&P:

                           (A)      the Trust will only enter into interest rate
swaps subject to the following conditions:

                                    (1)      the counterparty to the swap
transaction has a short-term rating of `A-1' or equivalent by S&P, or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is `A+', or equivalent by S&P, or higher;

                                    (2)      the original aggregate notional
amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the shares of MMP;

                                    (3)      The interest rate swap transaction
will be marked-to-market weekly by the swap counterparty; and

                                    (4)      if the Trust fails to maintain an
aggregate Discounted Value at least equal to the MMP Basic Maintenance Amount on two consecutive Valuation Dates then the interest rate swap agreement shall terminate immediately.

                                    (5)      For the purpose of calculating the
MMP Basic Maintenance Amount:

                                             a)       90% of any positive
mark-to-market valuation of the Trust's rights will be Eligible Assets; and

                                             b)       100% of any negative
mark-to-market valuation of the Trust's rights will be included in the calculation of the MMP Basic Maintenance Amount; and

                                    (6)      the trust must maintain liquid
assets with a value at least equal to the net amount of the excess, if any, of the Trust's obligations over its entitlement with respect to each swap. For caps/floors, must maintain liquid assets with a value at least equal to the fund's obligations with respect to such caps or floors.

         Section 9. Notice. All notices or communications, unless otherwise specified in these By-laws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

         Section 10. Auction Procedures. (a) Certain Definitions. As used in this Section 10, the following terms shall have the following meanings, unless the context otherwise requires:

                           (A)      "Auction Date" means the first Business Day
immediately preceding the first day of a Dividend Period.

                           (B)      "Available Shares of MMP" has the meaning
specified in Section 10(d)(A)(1) below.

                           (C)      "Bid" has the meaning specified in Section
10(b)(A)(2) below.

                           (D)      "Bidder" has the meaning specified in
Section 10(b)(A)(2) below.

                           (E)      "Hold Order" has the meaning specified in
Section 10(b)(A)(2) below.

                           (F)      "Maximum Applicable Rate" for any Dividend
Period will be the Applicable Percentage of the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Auction Agent will not round the applicable Reference Rate as part of its calculation of the Maximum Applicable Rate. The "Applicable Percentage" shall be the percentage determined based on the lower of the credit ratings assigned on such date by Moody's and S&P Ratings as follows:

            Moody's             S&P          Applicable
         Credit Rating     Credit Rating     Percentage
         -------------     -------------     ----------
              Aaa               AAA             125%
           Aa3 to Aa1       AA- to AA+          150%
            A3 to A1         A- to A+            200
          Baa3 to Baa1     BBB- to BBB+          250
           Below Baa3       Below BBB-           275

         The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees after consultation with the Broker-Dealers, provided that the Board of Trustees has received assurance from Moody's and S&P and from any other Rating Agency then rating the shares of MMP that such increase will not impair such Rating Agency's rating thereof, and further provided that immediately following any such increase the Trust would be in compliance with the MMP Basic Maintenance Amount. The Trust shall take all reasonable action necessary to enable Moody's and S&P to provide a rating for shares of MMP. If Moody's or S&P shall not make such a rating available, Lehman Brothers Inc. or its affiliates and successors, after consultation with the Trust, shall select another Rating Agency to act as a Substitute Rating Agency.

                           (G)      "Order" has the meaning specified in Section
10(b)(A)(2) below.

                           (H)      "MMP" means the shares of MMP being
auctioned pursuant to this Section 10.

                           (I)      "Sell Order" has the meaning specified in
Section 10(b)(A)(2) below.

                           (J)      "Submission Deadline" means 1:00 p.m., New
York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

                           (K)      "Submitted Bid" has the meaning specified in
Section 10(d)(A) below.

                           (L)      "Submitted Hold Order" has the meaning
specified in Section 10(d)(A) below.

                           (M)      "Submitted Order" has the meaning specified
in Section 10(d)(A) below.

                           (N)      "Submitted Sell Order" has the meaning
specified in Section 10(d)(A) below.

                           (O)      "Sufficient Clearing Bids" has the meaning
specified in Section 10(d)(A) below.

                           (P)      "Winning Bid Rate" has the meaning specified
in Section 10(d)(A)(3) below.

                  (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

                           (A)      Unless otherwise permitted by the Trust,
Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of MMP in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

                                    (1)      each Beneficial Owner may submit to
its Broker-Dealer information as to:

                                             a)       the number of Outstanding
shares of MMP, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period for such shares;

                                             b)       the number of Outstanding
shares of MMP, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period for such shares shall not be less than the rate per annum specified by such Beneficial Owner; and/or

                                             c)           the number of
Outstanding shares of MMP, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                                    (2)      each Broker-Dealer, using a list of
Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares of MMP, if any, which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

         For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, and the communication by a Broker-Dealer, whether or not acting for its own account, to the Auction Agent, of information referred to in clause (1) or (2) of this Section 10(b)(A) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (1) (a) of this Section 10(b)(A) is hereinafter referred to as a "Hold Order;" an Order containing the information referred to in clause (1) (b) or (2) of this Section 10(b)(A) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (1) (C) of this Section 10(b)(A) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

                           (B)      (1)      A Bid by a Beneficial Owner or an
Existing Holder shall constitute an irrevocable offer to sell:

                                             a)       the number of Outstanding
shares of MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                                             b)       such number or a lesser
number of Outstanding shares of MMP to be determined as set forth in Section 10(e)(A)(4) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                                             c)       a lesser number of
Outstanding shares of MMP to be determined as set forth in Section 10(e)(B)(3) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                                    (2)      A Sell Order by a Beneficial Owner
or an Existing Holder shall constitute an irrevocable offer to sell:

                                             a)       the number of Outstanding
shares of MMP specified in such Sell Order; or

                                             b)       such number or a lesser
number of Outstanding shares of MMP to be determined as set forth in Section 10(e)(B)(3) if Sufficient Clearing Bids do not exist.

                                    (3)      A Bid by a Potential Holder shall
constitute an irrevocable offer to purchase:

                                             a)       the number of Outstanding
shares of MMP specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                                             b)       such number or a lesser
number of Outstanding shares of MMP to be determined as set forth in Section 10(e)(A)(5) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

                  (c)      Submission of Orders by Broker-Dealers to Auction
Agent.

                           (A)      Each Broker-Dealer shall submit in writing
or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

                                    (1)      the name of the Bidder placing such
Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                                    (2)      the aggregate number of Outstanding
shares of MMP that are the subject of such Order;

                                    (3)      to the extent that such Bidder is a
Beneficial Owner or an Existing Holder:

                                             a)       the number of Outstanding
shares of MMP, if any, subject any Hold Order placed by such Beneficial Owner or Existing Holder;

                                             b)       the number of Outstanding
shares of MMP, if any, subject to any Bid placed by such Beneficial Owner or Existing Holder and the rate per annum specified in such Bid; and

                                             c)       the number of Outstanding
shares of MMP, if any, subject to any Sell Order placed by such Beneficial Owner or Existing Holder; and

                                    (4)      to the extent such Bidder is a
Potential Holder, the rate per annum specified in such Potential Holder's Bid.

                           (B)      If any rate per annum specified in any Bid
contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

                           (C)      If an Order or Orders covering all of the
Outstanding shares of MMP held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an

Auction relating to a Special Dividend Period of 28 days or less) or a Sell Order (in the case of an Auction relating to a Special Dividend Period of longer than 28 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of MMP held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                           (D)      If one or more Orders on behalf of an
Existing Holder covering in the aggregate more than the number of Outstanding shares of MMP held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

                                    (1)      any Hold Order submitted on behalf
of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of MMP held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of MMP subject to such Hold Orders exceeds the number of Outstanding shares of MMP held by such Existing Holder, the number of shares of MMP subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of MMP held by such Existing Holder;

                                    (2)      any Bids submitted on behalf of
such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the number of shares of MMP subject to any Hold Order referred to in Section 10(c)(D)(1) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Section 10(c)(D)(1) above and of the foregoing portion of this Section 10(c)(D)(2) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Section 10(c)(D)(2) shall be treated as the subject of a Bid by a Potential Holder; and

                                    (3)      any Sell Order shall be considered
valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the number of shares of MMP subject to Hold Orders referred to in Section 10(c)(D)(1) and Bids referred to in Section 10(c)(D)(2); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of MMP subject to such Sell Orders is greater than such excess, the number of shares of MMP subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of MMP equal to such excess.

                           (E)      If more than one Bid is submitted on behalf
of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of MMP therein specified.

                           (F)      Any Order submitted by a Beneficial Owner as
a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

                           (G)      The Trust shall not be responsible for a
Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the provisions of this Section 10.

                  (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                           (A)      Not earlier than the Submission Deadline on
each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or, more generally, as a "Submitted Order") and shall determine:

                                    (1)      the excess of the total number of
Outstanding shares of MMP over the number of Outstanding shares of MMP that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares of MMP");
                                    (2)      from the Submitted Orders whether
the number of Outstanding shares of MMP that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                                             a)       the number of Outstanding
shares of MMP that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                                             b)       the number of Outstanding
shares of MMP that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of MMP in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of MMP are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                                    (3)      if Sufficient Clearing Bids exist,
the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                                             a)       each Submitted Bid from
Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of MMP that are the subject of such Submitted Bids, and

                                             b)       each Submitted Bid from
Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of MMP that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available Shares of MMP.

                           (B)      Promptly after the Auction Agent has made
the determinations pursuant to Section 10(d)(A), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                                    (1)      if Sufficient Clearing Bids exist,
that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

                                    (2)      if Sufficient Clearing Bids do not
exist (other than because all of the Outstanding shares of MMP are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

                                    (3)      if all of the Outstanding shares of
MMP are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 80% of the Reference Rate on the date of the Auction.

                  (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of MMP that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 10(d)(A), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                           (A)      If Sufficient Clearing Bids have been made,
subject to the provisions of Section 10(e)(C) and Section 10(e)(D), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1)      the Submitted Sell Orders of
Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of MMP that are the subject of such Submitted Sell Order or Submitted Bid;

                                    (2)      the Submitted Bid of each of the
Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of MMP that are the subject of such Submitted Bid;

                                    (3)      the Submitted Bid of each of the
Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

                                    (4)      the Submitted Bid of each of the
Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of MMP that are the subject of such Submitted Bid, unless the number of Outstanding shares of MMP subject to all such Submitted Bids shall be greater than the number of Outstanding shares of MMP ("Remaining Shares") equal to the excess of the Available Shares of MMP over the number of Outstanding shares of MMP subject to Submitted Bids described in Section 10(e)(A)(2) and Section 10(e)(A)(3), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of MMP, but only in an amount equal to the difference between (l) the number of Outstanding shares of MMP then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of MMP obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of MMP subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                                    (5)      the Submitted Bid of each of the
Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of MMP obtained by multiplying (x) the difference between the Available Shares of MMP and the number of Outstanding shares of MMP subject to Submitted Bids described in Section 10(e)(A)(2), Section 10(e)(A)(3) and Section 10(e)(A)(4) by (y) a fraction the numerator of which shall be the number of Outstanding shares of MMP subject to such Submitted Bid and the denominator of which shall be the number of Outstanding shares of MMP subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

                           (B)      If Sufficient Clearing Bids have not been
made (other than because all of the Outstanding shares of MMP are subject to Submitted Hold Orders), subject to the provisions of Section 10(e)(C), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (1)      the Submitted Bid of each Existing
Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of MMP that are the subject of such Submitted Bid;

                                    (2)      the Submitted Bid of each Potential
Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of MMP that are the subject of such Submitted Bid; and

                                    (3)      the Submitted Bids of each Existing
Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of MMP then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of MMP obtained by multiplying (x) the difference between the Available Shares of MMP and the aggregate number of Outstanding shares of MMP subject to Submitted Bids described in Section 10(e)(B)(1) and Section 10(e)(B)(2) by (y) a fraction the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of MMP subject to all such Submitted Bids and Submitted Sell Orders.

         If all of the Outstanding shares of MMP are subject to Submitted Hold Orders, all Submitted Bids for shares of MMP shall be rejected.

                           (C)      If, as a result of the procedures described
in Section 10(e), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of MMP on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of MMP purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of MMP.

                           (D)      If, as a result of the procedures described
in this Section 10(e), any potential Holder would be entitled or required to purchase less than a whole MMP Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of MMP for purchase among Potential Holders so that only whole shares of MMP are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of MMP on such Auction Date.

                           (E)      Based on the results of each Auction, the
Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of MMP to be purchased and the aggregate number of the Outstanding shares of MMP to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of MMP.

                  (f)      Miscellaneous.

                           (A)      To the extent permitted by applicable law,
the Trust may in its sole discretion interpret the provisions of this Section 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of shares of MMP.

                           (B)      Unless otherwise permitted by the Trust, a
Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of MMP only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 10 or to or through a Broker-Dealer or to such other persons as may be permitted by the Trust, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of MMP held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. The Trust may not submit an Order in any Auction.

                           (C)      All of the Outstanding shares of MMP shall
be registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any shares of MMP may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

         Section 11. Securities Depository; Stock Certificates. (a) If there is a Securities Depository, all of the shares of MMP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Certificates may be issued as necessary to represent shares of MMP. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of MMP contained in these By-laws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the shares of MMP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

                  (b) If the Applicable Rate applicable to all shares of MMP shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in Section 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in Section 11(a) with respect to such shares.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. General. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees.

         Section 2. Article VIII. Without limiting the provisions of Section 1 of this Article IX, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article VIII or required by applicable law), amend Article VIII to (a) reflect any amendments thereto which the Board of Trustees is entitled to adopt pursuant to the terms of Article VIII without shareholder approval or (b) add additional series of preferred shares or additional shares of a series of preferred shares (and terms relating thereto) to the preferred shares described herein. Each such additional series and all such additional preferred shares shall be governed by the terms of Article VIII.